Exhibit 10.2

LEASE AGREEMENT

AGREEMENT dated as of the 1st day of April, 2008 by and between BGC Partners, Inc., a Delaware corporation with offices at 499 Park Avenue, New York, New York 10022 (“BGC”), and Cantor Fitzgerald Securities (“CFS”), a New York general partnership with offices at 499 Park Avenue, New York, New York 10022.

RECITALS

WHEREAS, BGC and CFS desire to enter into a lease agreement for the provisions of services by certain designated employees of CFS to BGC;

NOW, THEREFORE, in consideration of the mutual agreements set forth below, BGC and CFS agree as follows:

1.	This Agreement shall apply to the CFS employees, set forth on Schedule I, as such schedule may be amended from time to time (together the “Leased Employees”).

2.	Both BGC and CFS shall have the right to direct the activities of the Leased Employees and shall have the right to fire and discipline the Leased Employees.

3.	BGC shall have all powers and rights of a common law employer of the Leased Employees except as otherwise set forth herein.

4.	CFS agrees that it shall pay any and all payroll taxes on the compensation paid to the Leased Employees for the services provided by the Leased Employees to BGC.

5.	BGC shall have the exclusive right to determine the economic value of the services provided by the Leased Employees, including any wages (as provided for in the Administrative Services Agreement) and the number of stock options and the value of stock compensation granted.

6.	The Leased Employees shall have the ability to participate in BGC’s employee benefit plans on the same basis as comparable employees of BGC to the extent permitted by applicable law.

7.	To the extent applicable, BGC agrees that it shall remit funds sufficient to cover the complete compensation, including all payroll taxes, of the Leased Employees at such time as directed by CFS.

8.	This Agreement may be executed in various counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

9.	No modification of this Agreement shall be effective except where in writing signed by the parties hereto. No waiver or modification shall be deemed to be a subsequent waiver or modification of the same or any other term, covenant or condition in this Agreement.

IN WITNESS WHEREOF, the parties have written this Agreement of the date first above written.

CANTOR FITZGERALD SECURITIES		BGC PARTNERS, INC.

By:	/s/ Douglass Barnard	By:	/s/ Robert K. West

Schedule I

Leased Employees consist of all employees of CFS for whom 15% or more of their expense has been allocated to BGC each quarter, as well as any additional employees of CFS which have been agreed by the parties in writing with respect to a particular period.